UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2016

Image International Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-189359	90-1126431
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8105 Birch Bay Square St. Suite 205, Blaine, WA 98230

(Address of Principal Executive Offices) (Zip Code)

518-638-8192

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Effective November 23, 2016 pursuant to a Sale and Purchase Agreement between Image International Group, Inc., (the “Company”) and Million Financial Corporation, a Canadian corporation with its address at 10 Rollingwood Drive, Toronto, Ontario, The officers and a shareholder of the Company transferred a total of 10,520,000 restricted common shares of the Company to Xie Wan Cheng and Chan Yuk Kiu, designated recipients of the shares for the agreed upon sum of US$250,000. Neither of the parties to whom the shares were issued were previously affiliated with the Company and this share issuance has resulted in a change of control of the Company.

No changes have been made to the officers and directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2016

IMAGE INTERNATIONAL GROUP, INC.

/s/ Geoff Armstrong
Geoff Armstrong
President, Chief Executive Officer, Director